Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:                      SHAREHOLDER CONTACT:

Mary Ann Susco                      Marco Acosta
(212) 850-1382                      1-800-597-6068 (Option #1)
suscom@jwseligman.com               acostam@jwseligman.com

                      SELIGMAN SELECT MUNICIPAL FUND, INC.
                  DECLARES OCTOBER INCOME DIVIDEND DISTRIBUTION

NEW YORK, October 5, 2007 - Directors of Seligman Select Municipal Fund, Inc. (NYSE: SEL) today declared an income dividend of $0.038 per share. The dividend will be payable October 22, 2007 to shareholders of record on October 15, 2007. Shares of Seligman Select Municipal Fund, Inc. will be offered "ex-dividend" on October 11, 2007.

Seligman Select Municipal Fund, Inc. is managed by J. & W. Seligman & Co. Incorporated (JWS), a New York-based investment manager and advisor, which was founded in 1864. Seligman Advisors, Inc. is the principal underwriter of the Seligman mutual funds managed by JWS. Seligman Services, Inc. provides client services to shareholders of Seligman Select Municipal Fund, Inc. Seligman Advisors, Inc. and Seligman Services, Inc. are wholly-owned subsidiaries of JWS.

You should consider the investment objectives, risks, charges, and expenses of a fund carefully before investing. You can obtain the Fund's most recent annual, semi-annual and quarterly reports by contacting your financial advisor or Seligman Services, Inc. at 800-597-6068. These reports and other information are also available on the Securities and Exchange Commission's EDGAR Database.


                                       ###